Exhibit 99.1
Consolidated Pro Forma Statement of Operations

Three Months Ended
June 30,
2011
(in thousands, except per share amount)	(Unaudited)
Revenues:
Rental income	$464,322
Private capital revenue	31,781
Development management and other income	8,920

Total revenues	505,023

Expenses:
Rental expenses	127,227
General and administrative and private capital expenses	84,342
Depreciation, amortization and other expenses	203,780

Total expenses	415,349

Operating income	89,674

Other income (expense):
Earnings from unconsolidated investees, net	10,134
Interest expense	(146,949)
Impairment of other assets	(103,823)
Net gains on acquisitions and dispositions of investments in real estate	116,643
Foreign currency and derivative gains (losses) and other income (expense), net	(4,822)

Total other income (expense)	(128,817)

Income tax expense — current and deferred	19,556

Loss from continuing operations	(58,699)

Discontinued operations	11,127
Net earnings attributable to noncontrolling interests	(6)
Less preferred share dividends	11,594

Net loss attributable to common shares	$(59,172))

Net loss per share attributable to common shares — diluted	$(0.13)

Weighted average shares outstanding	458,880

Reconciliation of Pro Forma Net Income (Loss) to Pro Forma Core FFO

Three Months Ended
June 30,
(in thousands, except per share amount)	2011
Reconciliation of Net Loss to FFO

Pro Forma net loss attributable to common shares	$(59,172)
Add (deduct) NAREIT defined adjustments:
Real estate related depreciation and amortization	193,129
Adjustments related to dispositions	(10,815)
Reconciling items related to noncontrolling interests	(2,404)
Our share of reconciling items from unconsolidated investees	42,232

Subtotal-NAREIT defined FFO	162,970

Add (deduct) our defined adjustments:
Unrealized foreign currency and derivative losses, net	10,287
Deferred income tax expense	1,462
Our share of reconciling items from unconsolidated investees	1,645

FFO, as defined by Prologis	$176,364

Add (deduct) adjustments to Core FFO:
Anticipated costs synergies as a result of the Merger	9,000
Impairment charges	106,482
Japan disaster expenses	(1,315)
Net gains on acquisitions and dispositions of investment in real estate	(116,643)

Pro Forma Core FFO	$173,888

Pro Forma Core FFO per share attributable to common shares — diluted	$0.38

Operations Overview
As of June 30, 2011	Total Operating Portfolio
(square feet and dollars in thousands)

				Total	Total	Total Portfolio
	# of		Prologis	Portfolio	Portfolio	Gross Book
Markets	bldgs	Square Feet	ownership %	Leased %	Occupied %	Value	% of Total
Global Markets
U.S.:
Central	472	72,584	72.0%	91.7%	91.1%	$3,848,864	8.8%
East	531	76,550	63.0%	91.2%	90.7%	5,330,444	12.2%
Northw est	329	36,122	77.4%	91.6%	90.7%	3,011,456	6.9%
Southw est	343	64,569	67.9%	96.1%	96.0%	5,267,348	12.1%
On Tarmac	32	2,649	90.0%	93.6%	93.6%	360,152	0.8%

U.S. total	1,707	252,474	69.2%	92.7%	92.2%	17,818,264	40.8%

Canada	18	6,235	79.1%	91.3%	91.3%	708,625	1.6%
Latin America	88	17,746	50.9%	92.0%	91.3%	1,108,593	2.6%

Americas total	1,813	276,455	68.3%	92.6%	92.1%	19,635,482	45.0%

Europe
Northern Europe	150	31,303	60.1%	90.7%	90.5%	2,981,499	3.9%
Southern Europe	162	40,764	78.2%	89.1%	89.1%	3,463,519	6.8%
Central and Eastern Europe	107	22,811	62.1%	84.9%	83.0%	1,685,614	7.9%
United Kingdom	85	20,166	67.9%	93.4%	93.4%	2,457,831	5.6%

Europe total	504	115,044	68.3%	89.5%	89.0%	10,588,463	24.2%

Asia
Japan	37	15,049	61.7%	94.5%	93.9%	3,745,520	8.6%
China	18	4,361	49.1%	95.3%	95.3%	223,462	0.5%
Singapore	5	942	100.0%	100.0%	100.0%	125,995	0.3%

Asia total	60	20,352	60.8%	94.9%	94.5%	4,094,977	9.4%

Total global markets	2,377	411,851	67.9%	91.8%	91.3%	34,318,922	78.6%

Regional and other markets
Americas	767	122,647	55.7%	89.1%	88.5%	6,454,698	14.8%
Europe	113	28,682	74.7%	93.2%	90.5%	2,312,087	5.3%
Asia	7	3,436	98.8%	93.5%	87.1%	586,679	1.3%

Total regional and other markets	887	154,765	60.2%	90.0%	88.8%	9,353,464	21.4%

Total operating portfolio — combined	3,264	566,616	65.8%	91.3%	90.7%	$43,672,386	100.0%

Consolidated
Americas	1,526	207,779	96.5%	90.1%	89.6%	$13,507,440	30.9%
Europe	343	80,622	99.7%	87.4%	86.2%	6,625,303	15.2%
Asia	29	13,914	100.0%	93.4%	91.2%	2,497,112	5.7%

Total operating portfolio — consolidated	1,898	302,315	97.5%	89.5%	88.7%	22,629,855	51.8%

Unconsolidated
Americas	1,054	191,323	29.5%	93.1%	92.5%	12,582,740	28.8%
Europe	274	63,104	31.0%	93.8%	93.3%	6,275,247	14.4%
Asia	38	9,874	18.7%	96.5%	96.5%	2,184,544	5.0%

Total operating portfolio — unconsolidated	1,366	264,301	29.5%	93.4%	92.9%	21,042,531	48.2%

Total operating portfolio — combined	3,264	566,616	65.8%	91.3%	90.7%	$43,672,386	100.0%

Notes and Definitions
Unaudited Consolidated Pro Forma Statement of Operations presents our results for the second quarter of 2011 as though the merger with AMB (the “Merger”) and the acquisition of Prologis European Properties (“PEPR”), as well as the June 2011 issuance of 34.5 million shares, had been consummated as of April 1, 2011. The pro forma information does not necessarily reflect the actual results of operations had the transactions been consummated at the beginning of the period indicated nor is it necessarily indicative of future operating results. The unaudited Pro Forma Consolidated Statement of Operations do not give effect to any cost synergies or other operating efficiencies that could result from the Merger and also does not include any Merger and integration expenses. The results for the three months ended June 30, 2011 include approximately one month of actual results for both the Merger and the PEPR acquisition and pro forma adjustments for two months. Actual results included rental income and rental expenses of the acquired properties of $84.7 million and $19.6 million, respectively.
FFO; FFO, as defined by Prologis; Core FFO (collectively referred to as “FFO”). FFO is a non-GAAP measure that is commonly used in the real estate industry. The most directly comparable GAAP measure to FFO is net earnings. Although the National Association of Real Estate Investment Trusts (“NAREIT”) has published a definition of FFO, modifications to the NAREIT calculation of FFO are common among REITs, as companies seek to provide financial measures that meaningfully reflect their business.
FFO is not meant to represent a comprehensive system of financial reporting and does not present, nor do we intend it to present, a complete picture of our financial condition and operating performance. We believe net earnings computed under GAAP remains the primary measure of performance and that FFO is only meaningful when it is used in conjunction with net earnings computed under GAAP. Further, we believe our consolidated financial statements, prepared in accordance with GAAP, provide the most meaningful picture of our financial condition and our operating performance.
NAREIT’s FFO measure adjusts net earnings computed under GAAP to exclude historical cost depreciation and gains and losses from the sales of previously depreciated properties. We agree that these two NAREIT adjustments are useful to investors for the following reasons:
(i)	historical cost accounting for real estate assets in accordance with GAAP assumes, through depreciation charges, that the value of real estate assets diminishes predictably over time. NAREIT stated in its White Paper on FFO “since real estate asset values have historically risen or fallen with market conditions, many industry investors have considered presentations of operating results for real estate companies that use historical cost accounting to be insufficient by themselves.” Consequently, NAREIT’s definition of FFO reflects the fact that real estate, as an asset class, generally appreciates over time and depreciation charges required by GAAP do not reflect the underlying economic realities.

(ii)	REITs were created as a legal form of organization in order to encourage public ownership of real estate as an asset class through investment in firms that were in the business of long-term ownership and management of real estate. The exclusion, in NAREIT’s definition of FFO, of gains and losses from the sales of previously depreciated operating real estate assets allows investors and analysts to readily identify the operating results of the long-term assets that form the core of a REIT’s activity and assists in comparing those operating results between periods. We include the gains and losses from dispositions of land and development properties, as well as our proportionate share of the gains and losses from dispositions recognized by our unconsolidated investees, in our definition of FFO.
Our FFO Measures
At the same time that NAREIT created and defined its FFO measure for the REIT industry, it also recognized that “management of each of its member companies has the responsibility and authority to publish financial information that it regards as useful to the financial community.” We believe shareholders, potential investors and financial analysts who review our operating results are best served by a defined FFO measure that includes other adjustments to net earnings computed under GAAP in addition to those included in the NAREIT defined measure of FFO. Our FFO measures are used by management in analyzing our business and the performance of our properties and we believe that it is important that shareholders, potential investors and financial analysts understand the measures management uses.
We use our FFO measures as supplemental financial measures of operating performance. We do not use our FFO measures as, nor should they be considered to be, alternatives to net earnings computed under GAAP, as indicators of our operating performance, as alternatives to cash from operating activities computed under GAAP or as indicators of our ability to fund our cash needs.
FFO, as defined by Prologis
To arrive at FFO, as defined by Prologis, we adjust the NAREIT defined FFO measure to exclude:
(i)	deferred income tax benefits and deferred income tax expenses recognized by our subsidiaries;

(ii)	current income tax expense related to acquired tax liabilities that were recorded as deferred tax liabilities in an acquisition, to the extent the expense is offset with a deferred income tax benefit in GAAP earnings that is excluded from our defined FFO measure;

(iii)	foreign currency exchange gains and losses resulting from debt transactions between us and our foreign consolidated subsidiaries and our foreign unconsolidated investees;

(iv)	foreign currency exchange gains and losses from the remeasurement (based on current foreign currency exchange rates) of certain third party debt of our foreign consolidated subsidiaries and our foreign unconsolidated investees; and

(v)	mark-to-market adjustments associated with derivative financial instruments.
We calculate FFO, as defined by Prologis for our unconsolidated investees on the same basis as we calculate our FFO, as defined by Prologis.
We use this FFO measure, including by segment and region, to: (i) evaluate our performance and the performance of our properties in comparison to expected results and results of previous periods, relative to resource allocation decisions; (ii) evaluate the performance of our management; (iii) budget and forecast future results to assist in the allocation of resources; (iv) assess our performance as compared to similar real estate companies and the industry in general; and (v) evaluate how a specific potential investment will impact our future results. Because we make decisions with regard to our performance with a long-term outlook, we believe it is appropriate to remove the effects of short-term items that we do not expect to affect the underlying long-term performance of the properties. The long-term performance of our properties is principally driven by rental income. While not infrequent or unusual, these additional items we exclude in calculating FFO, as defined by Prologis, are subject to significant fluctuations from period to period that cause both positive and negative short-term effects on our results of operations, in inconsistent and unpredictable directions that are not relevant to our long-term outlook.
We believe investors are best served if the information that is made available to them allows them to align their analysis and evaluation of our operating results along the same lines that our management uses in planning and executing our business strategy.
Core FFO
Core FFO includes FFO, as defined by Prologis, adjusted to remove gains (losses) on acquisitions or dispositions of investments in real estate that are included in FFO, as defined by Prologis. If we recognize impairment charges due to the expected disposition of investments in real estate, we

Notes and Definitions
exclude those impairment charges. We may also adjust for certain other significant items that affect comparability as noted in the reconciliation. In 2011, these items consisted of Merger, Acquisitions and Other Integration Expenses and losses for the hurricanes and tsunamis in March 2011 in Japan. In addition, in this pro forma information, we have estimated the cost synergies we expect to realize as a result of the Merger and have adjusted core FFO for such estimated synergies. Actual realized synergies may differ from our estimates. We believe that pro forma core FFO is useful to management and the financial community to better understand the earnings potential of the combined company. As such, pro forma core FFO provides a view of our performance as if we were a combined company for the full second quarter.
Limitations on Use of our FFO Measures
While we believe our defined FFO measures are important supplemental measures, neither NAREIT’s nor our measures of FFO should be used alone because they exclude significant economic components of net earnings computed under GAAP and are, therefore, limited as an analytical tool. Accordingly, they are two of many measures we use when analyzing our business. Some of these limitations are:
•	The current income tax expenses that are excluded from our defined FFO measures represent the taxes that are payable.

•	Depreciation and amortization of real estate assets are economic costs that are excluded from FFO. FFO is limited, as it does not reflect the cash requirements that may be necessary for future replacements of the real estate assets. Further, the amortization of capital expenditures and leasing costs necessary to maintain the operating performance of industrial properties are not reflected in FFO.

•	Gains or losses from property acquisitions and dispositions or impairment charges related to expected dispositions represent changes in the value of the properties. By excluding these gains and losses, FFO does not capture realized changes in the value of acquired or disposed properties arising from changes in market conditions.

•	The deferred income tax benefits and expenses that are excluded from our defined FFO measures result from the creation of a deferred income tax asset or liability that may have to be settled at some future point. Our defined FFO measures do not currently reflect any income or expense that may result from such settlement.

•	The foreign currency exchange gains and losses that are excluded from our defined FFO measures are generally recognized based on movements in foreign currency exchange rates through a specific point in time. The ultimate settlement of our foreign currency-denominated net assets is indefinite as to timing and amount. Our FFO measures are limited in that they do not reflect the current period changes in these net assets that result from periodic foreign currency exchange rate movements.
We compensate for these limitations by using our FFO measures only in conjunction with net earnings computed under GAAP when making our decisions. To assist investors in compensating for these limitations, we reconcile our defined FFO measures to our net earnings computed under GAAP. This information should be read with our complete financial statements prepared under GAAP.
Global Markets comprise the largest, most liquid markets benefiting from demand tied to global trade. These markets are defined by large population centers with high consumption per capita and typically feature major seaports, airports, and other transportation infrastructure tied to global trade. While initial returns might be lower, global markets tend to outperform overall markets in terms of growth and total return.
Operating Portfolio includes stabilized operating industrial properties we own or that are owned by an unconsolidated investee accounted for by the equity method of accounting and we manage.
Regional Markets, similar to global markets, also benefit from large-population centers and demand. They are located at key crossroads in the supply chain and/or near economic centers for leading national or global industries. The company’s assets reflect the highest quality class-A product in that market and are often less supply- constrained and focus on delivering bulk goods to customers.